UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

Novamerican Steel Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

28 West 44th Street, 16th Floor

New York, NY 10036

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 646-429-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2007, Novamerican Steel Inc. (the “Company”) received notification that its common stock (the “Common Stock”) and warrants to purchase one share of Common Stock (the “Warrants” and, together with the Common Stock, the “Securities”) were approved for listing on The Nasdaq Global Select Market (“NASDAQ”). On December 18, 2007, officers of the Company, pursuant to authorization by the Board of Directors, informed the American Stock Exchange (“AMEX”) that (1) the Company expects to voluntarily cease trading on the AMEX, effective after the close of trading on December 28, 2007 and (2) the Company intends to transfer its listing to NASDAQ. The Securities and the Company’s units, consisting of one share of Common Stock and one Warrant (the “Units”), will continue to trade on the AMEX under the symbols “SHJ, “SHJ-WS” and “SHJ-U” for the Common Stock, the Warrants and the Units, respectively, until such time.

The Company anticipates that the Securities will commence trading on NASDAQ on or about December 31, 2007, and will trade under the new symbols “TONS” and “TONSW” for the Common Stock and the Warrants, respectively. The symbol “TONS” previously represented the common stock of Novamerican Steel Inc., a Canadian company, which was acquired by the Company on November 15, 2007 and ceased trading separately on NASDAQ on November 15, 2007. The Units, which currently trade as a separate class of security, will cease to trade as such when the Securities begin trading on NASDAQ, and all outstanding Units will automatically separate into Common Stock and Warrants.

A copy of the press release announcing the transfer of the Company’s listing to NASDAQ is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit:

Exhibit	Description

99.1	Press Release dated December 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMERICAN STEEL INC.
Date: December 18, 2007	By:	/s/ Corrado De Gasperis
Corrado De Gasperis Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated December 18, 2007